                                                                   EXHIBIT 99(b)


                         OFFICE OF THRIFT SUPERVISION
                            WASHINGTON, D.C. 20552
                              ____________________

                                   FORM 10-Q

(MARK ONE)

  X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
-----
EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1995

      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
-----
EXCHANGE ACT OF 1934

For the transition period from              to
                               -------------   ----------
                             OTS Docket Number 6092

                         MACOMB FEDERAL SAVINGS BANK
                         ---------------------------
            (Exact name of registrant as specified in its charter)
United States                                           38-1524859
-------------                                           ----------
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                 Identification Number)

23505 Greater Mack, St. Clair Shores, Michigan           48080
----------------------------------------------           -----
  (Address of principal executive office)             (Zip Code)

      Registrant's telephone number, including area code: (810) 771-2500
                                                          --------------

                                     N/A
                            ---------------------
             Former name, former address and former fiscal year,
                         if changed since last report.

        Indicate by check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  Yes   X   No
                                                    -----    -----

  Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, par value $1.00 per share               186,604
---------------------------------------               -------
                Class                         Outstanding at 11/3/95

                          MACOMB FEDERAL SAVINGS BANK

                                     INDEX


                                                                      Page
                                                                      ----

PART I    FINANCIAL INFORMATION

     Item 1.   Financial Statements

          Statements of Financial Condition - June 30,
            1995 and September 30, 1995 (unaudited)                    1-2

          Statements of Operations - Three month periods
            ended September 30, 1994 and September 30,
            1995 (unaudited)                                           3-4

          Statements of Cash Flows - Three month periods
            ended September 30, 1994 and September 30,
            1995 (unaudited)                                           5-6

          Statement of Changes in Stockholders' Equity -
            Three months ended September 30, 1995 (unaudited)           7

          Notes to Financial Statements                                8-9

     Item 2.   Management's Discussion and Analysis of Financial
                 Condition and Results of Operations                  10-14


PART II   OTHER INFORMATION

     Item 1.   Legal Proceedings                                        15

     Item 2.   Changes in Securities                                    15

     Item 3.   Defaults upon Senior Securities                          15

     Item 4.   Submission of Matters to a Vote of Security Holders      15

     Item 5.   Other Information                                        15

     Item 6.   Exhibits and reports on Form 8-K                         15


Signatures                                                              16

Exhibit II                                                              17


                          MACOMB FEDERAL SAVINGS BANK
                       STATEMENTS OF FINANCIAL CONDITION
                   As of June 30, 1995 and September 30, 1995


                                  A S S E T S


                                                                 June 30,       September 30,
                                                                   1995             1995
                                                               ------------     -------------
                                                                                 (Unaudited)

Cash and equivalents                                           $  2,490,204     $  2,777,891
Certificates of deposit                                           2,550,000        2,452,000
Loans receivable, net                                            21,270,129       21,317,268
U.S. Treasury Bills, held-to-maturity
  (estimated market value of $8,852,109
  on June 30, 1995 and $8,894,850 on
  September 30, 1995)                                             8,832,902        8,887,051
Mortgage-backed securities, held-to-
  maturity (estimated market value of
  $4,413,680 on June 30, 1995 and
  $4,294,730 on September 30, 1995)                               4,480,111        4,353,322
Accrued interest receivable, net                                    137,432          149,922
Stock in Federal Home Loan Bank, at cost                            207,800          207,800
Stock in Federal Home Loan Mortgage
  Corporation available-for-sale, at
  fair value                                                        243,243          246,362
Property and equipment, net                                          81,828           80,808
Deferred federal income taxes                                       149,480          177,684
Policy cash value - Officers' and
  directors' benefit plan                                         1,300,800        1,313,391
Other assets                                                        132,141           83,974
                                                               ------------     ------------





    TOTAL ASSETS                                               $ 41,876,070     $ 42,047,473
                                                               ============     ============





                See accompanying notes to financial statements.

    L I A B I L I T I E S   A N D   S T O C K H O L D E R S '   E Q U I T Y


                                                                 June 30,       September 30,
                                                                   1995             1995
                                                               ------------     -------------
                                                                                 (Unaudited)
CURRENT LIABILITIES
  Deposits                                                     $ 34,256,150     $ 34,534,490
  Advances from borrowers for taxes and insurance                   528,766          310,744
  E.S.O.P. loan payable - Comerica Bank - Current portion            36,000           36,000
  Employees' and directors' pension fund payable                    854,934          881,698
  Other liabilities                                                  65,020           84,876
                                                               ------------     ------------

      Total Current Liabilities                                $ 35,740,870     $ 35,847,808

LONG-TERM LIABILITIES
  E.S.O.P. loan payable - Comerica Bank                              45,000           36,000
                                                               ------------     ------------
      TOTAL LIABILITIES                                        $ 35,785,870     $ 35,883,808
                                                               ------------     ------------
STOCKHOLDERS' EQUITY
  Capital Stock
    Authorized 3,000,000 shares common, issued and
      outstanding 186,604 shares at $1 par value               $    186,604     $    186,604
  Additional Paid-in Capital                                      1,429,939        1,429,939
  Retained Earnings (Substantially restricted)                    4,403,330        4,465,736
  Net unrealized appreciation on available-for-sale
    securities, net of tax of $77,957 as of June 30,
    1995 and $79,017 as of September 30, 1995                       151,327          153,386
                                                               ------------     ------------

      Totals                                                   $  6,171,200     $  6,235,665

    Less:  Unearned E.S.O.P. shares                                  81,000           72,000
                                                               ------------     ------------

      TOTAL STOCKHOLDERS' EQUITY                               $  6,090,200     $  6,163,665
                                                               ------------     ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 41,876,070     $ 42,047,473
                                                               ============     ============





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                            STATEMENTS OF OPERATIONS
             Three Month Periods Ended September 30, 1994 and 1995


                                                         Period Ended        Period Ended
                                                      September 30, 1994  September 30, 1995
                                                      ------------------  ------------------
                                                          (Unaudited)          (Unaudited)
INTEREST INCOME
  Interest and fees on loans                               $ 410,989            $ 437,606
  Interest on investments                                      3,711                6,340
  Interest on mortgage-backed securities                      69,704               63,744
  Other                                                      145,745              210,981
                                                           ---------            ---------
      TOTAL INTEREST INCOME                                $ 630,149            $ 718,671
                                                           ---------            ---------
INTEREST EXPENSES
  Interest on deposits                                     $ 337,684            $ 441,040
  Interest on borrowings                                       2,124                1,370
                                                           ---------            ---------
      TOTAL INTEREST EXPENSE                               $ 339,808            $ 442,410
                                                           ---------            ---------
      NET INTEREST INCOME                                  $ 290,341            $ 276,261

PROVISION FOR LOSSES ON LOANS                                      -                    -
                                                           ---------            ---------
      NET INTEREST INCOME AFTER
        PROVISION FOR LOSSES ON LOANS                      $ 290,341            $ 276,261
                                                           ---------            ---------
OTHER INCOME
  Charges and other fees                                   $   5,671            $   5,183
  Net gain on sale of real estate owned                          428                1,295
  Other                                                            2                    -
                                                           ---------            ---------
      TOTAL OTHER INCOME                                   $   6,101            $   6,478
                                                           ---------            ---------
OTHER EXPENSES
  Salaries and benefits                                    $ 118,600            $ 119,379
  Occupancy                                                    6,347                6,341
  Insurance                                                   23,148               23,205
  Legal, audit and examination fees                           24,020               23,648
  Office supplies and postage                                  2,916                3,215
  State intangibles and single business tax                    1,640               12,734
  Dues and assessments                                         5,632                3,638
  Other                                                        3,573                2,976
                                                           ---------            ---------
      TOTAL OTHER EXPENSES                                 $ 185,876            $ 195,136
                                                           ---------            ---------




                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                      STATEMENTS OF OPERATIONS (CONTINUED)
             Three Month Periods Ended September 30, 1994 and 1995


                                                         Period Ended        Period Ended
                                                      September 30, 1994  September 30, 1995
                                                      ------------------  ------------------
                                                          (Unaudited)          (Unaudited)
NET INCOME BEFORE INCOME TAXES                             $ 110,566            $  87,603
                                                           ---------            ---------
FEDERAL INCOME TAX
  Current                                                  $  32,695            $  54,461
  Deferred                                                     2,261              (29,264)
                                                           ---------            ---------
      TOTAL FEDERAL INCOME TAX                             $  34,956            $  25,197
                                                           ---------            ---------
      NET INCOME                                           $  75,610            $  62,406
                                                           =========            =========


AVERAGE SHARES OUTSTANDING                                   175,504              179,104
                                                           =========            =========
EARNINGS PER SHARE                                         $     .43            $     .35
                                                           =========            =========





               See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS
             Three Month Periods Ended September 30, 1994 and 1995



                                                          Period Ended        Period Ended
                                                       September 30, 1994  September 30, 1995
                                                       ------------------  ------------------
                                                           (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $    75,610         $    62,406
                                                           -----------         -----------
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                           $       532         $     1,565
    Interest on mortgage-backed securities                      (1,540)             (1,537)
    Interest on U.S. Treasury bills                                  -            (135,065)
    E.S.O.P. compensation expense                                9,000               9,000
    Provision for deferred income taxes                          2,261             (29,264)
    Interest paid in advance                                    (1,043)                 41
    (Increase) Decrease in:
      Accrued interest receivable                              (48,799)            (12,490)
      Prepaid expenses                                         (21,994)              2,164
      Accounts receivable                                         (499)                (19)
    Increase (Decrease) in:
      Accrued interest on deposits                              41,736              69,382
      Pension fund payable                                      40,413              26,764
      Accrued expenses and accounts payable                     (2,492)             11,376
      Federal income tax payable                                32,695              54,461
                                                           -----------         -----------
        Total Adjustments                                  $    50,270         $    (3,622)
                                                           -----------         -----------

        Net Cash Provided by Operating Activities          $   125,880         $    58,784
                                                           -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in certificates of deposit                    $  (293,000)        $    98,000
  Purchased loans                                             (862,000)           (929,050)
  Originated loans                                                   -              (9,000)
  Principal collections on loans                               930,634             890,911
  Purchase of U.S. Treasury bills                           (2,900,540)         (4,919,084)
  Proceeds from repayment on mortgage-backed securities        165,751             128,326
  Proceeds from repayment on U.S. Treasury Bills                     -           5,000,000
  Capital expenditures                                          (4,629)               (545)
  Net increase in policy cash value -
    Officers' and directors' benefit plan                       (9,782)            (12,591)
                                                           -----------         -----------


        Net Cash Used by Investing Activities              $(2,973,566)        $   246,967
                                                           -----------         -----------




                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                      STATEMENTS OF CASH FLOWS (CONTINUED)
             Three Month Periods Ended September 30, 1994 and 1995



                                                           Period Ended        Period Ended
                                                       September 30, 1994  September 30, 1995
                                                       ------------------  ------------------
                                                           (Unaudited)        (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances by borrowers                                    $  (184,725)        $  (218,022)
  Payments to E.S.O.P.                                          (9,000)             (9,000)
  Net increase (decrease) in customer savings                  925,743             208,958
                                                           -----------         -----------
        Net Cash Provided (Used) by
          Financing Activities                             $   732,018         $   (18,064)
                                                           -----------         -----------
        NET INCREASE (DECREASE)
          IN CASH AND EQUIVALENTS                          $(2,115,668)        $   287,687

        CASH AND EQUIVALENTS, BEGINNING OF PERIODS           8,703,457           2,490,204
                                                           -----------         -----------

        CASH AND EQUIVALENTS, END OF PERIODS               $ 6,587,789         $ 2,777,891
                                                           ===========         ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the periods for:
    Income taxes                                          $          -         $         -
    Interest                                                   298,098             374,051



                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  Three Month Period Ended September 30, 1995

                                                           Retained      Net Unrealized
                                            Additional     Earnings,     Appreciation on                  Unearned
                                  Common     Paid-in     Substantially  Available-For-Sale                  ESOP
                                  Stock      Capital      Restricted      Stock in FHLMC       Total       Shares       Total
                                ---------  -----------  --------------  ------------------  -----------  ----------  -----------
BALANCE,
  JULY 1, 1995                  $ 186,604  $ 1,429,939   $ 4,403,330        $ 151,327       $ 6,171,200   $ (81,000)  $ 6,090,200


Net income for
  the period                            -            -        62,406                -            62,406           -        62,406


Net change in unrealized
  appreciation on available-
  for-sale stock, net of
  $1,060 tax                            -            -             -            2,059             2,059           -         2,059


Value of E.S.O.P. shares
  released                              -            -             -                -                 -       9,000         9,000
                                ---------  -----------   -----------        ---------       -----------   ---------   -----------


BALANCE,
  SEPTEMBER 30, 1995            $ 186,604  $ 1,429,939   $ 4,465,736        $ 153,386       $ 6,235,665   $ (72,000)  $ 6,163,665
                                =========  ===========   ===========        =========       ===========    =========  ===========





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


Basis of Presentation:

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary for a fair presentation. The results of operations for the three months ended September 30, 1995, are not necessarily indicative of the results that may be expected for the entire year. The interim financial information should be read in conjunction with the financial statements and notes in the 1995 annual report of Macomb Federal Savings Bank (The "Bank").


Earnings per Share:

Earnings per share are calculated based on adjusting the weighted average number of shares outstanding during the period to reflect the unreleased shares held by the E.S.O.P. As principal payments are made, compensation expense is recorded and shares become outstanding for earnings per share
   (EPS) computations. The weighted average shares outstanding during the three month period ended September 30, 1994 was 175,504 and for the three month period ended September 30, 1995 was 179,104.


Provision for Probable Losses:

A provision for probable losses on loans and real estate is charged to operations based upon management's evaluation of the potential losses in its loan and real estate portfolios. The major factors considered in evaluating potential losses are recent loss experience, current economic conditions, and the overall balance and composition of the loan and real estate portfolios.

The following table sets forth certain information concerning the Bank's non-performing assets:

                                                   June 30,    September 30,
                                                     1995          1995
                                                   --------    -------------

       Accruing loans past due more than
         90 days                                   $     0       $ 24,082
       Nonaccrual loans                                  0         53,248
       Real estate held for redemption                   0              0
                                                   -------       --------

           Total non-performing assets             $     0       $ 77,330
                                                   =======       ========


Income Taxes:

The Bank's provision for federal income taxes, for all the periods presented, varies from the statutory rates due principally from the recognition of income and expenses on the cash basis of accounting for income tax purposes.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


MORTGAGE-BACKED SECURITIES AND U.S. TREASURY BILLS:

   The carrying value and estimated market value of mortgage-backed securities and U.S. Treasury Bills are summarized as follows:


                                                  June 30, 1995
                                ------------------------------------------------
                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized     Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------
    Held-to-Maturity
      Federal Home Loan
        Corporation             $ 1,649,891   $       -  $  26,010   $ 1,623,881
      GNMA Certificates             856,953           -     30,654       826,299
      FNMA Certificates           1,973,267           -      9,767     1,963,500
                                -----------   ---------  ---------   -----------
            Totals              $ 4,480,111   $       -  $  66,431   $ 4,413,680
                                ===========   =========  =========   ===========
    Held-to-Maturity
      U.S. Treasury Bills       $ 8,832,902   $  19,207  $       -   $ 8,852,109
                                ===========   =========  =========   ===========

    All maturities are within twelve months.



                                                September 30, 1995
                                ------------------------------------------------
                                               Gross       Gross      Estimated
                                 Amortized   Unrealized  Unrealized     Market
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------
    Held-to-Maturity
      Federal Home Loan
        Corporation             $ 1,587,901   $       -  $  29,256   $ 1,558,645
      GNMA certificates             793,342           -     28,427       764,915
      FNMA certificates           1,972,079           -        909     1,971,170
                                -----------   ---------  ---------   -----------
          Totals                $ 4,353,322   $       -  $  58,592   $ 4,294,730
                                ===========   =========  =========   ===========
    Held-to-Maturity
      U.S. Treasury Bills       $ 8,887,051   $   7,799  $       -   $ 8,894,850
                                ===========   =========  =========   ===========

    All maturities are within twelve months.




                           *     *     *     *     *

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


PART I.  Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


General

   The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on its deposits. Operating results are also affected to a lesser extent by the type of lending, fixed rate versus adjustable or short-term, each of which has a different rate and fee structure. The Bank's operating expenses principally consist of employee compensation, occupancy expenses, federal insurance premiums and other general and administrative expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

Management Strategy

   The Bank has historically focused its lending activities on traditional single family residential loans. Because of this focus, and as a result of its relatively conservative underwriting standards, the Bank experienced minimal losses on its loans. This lack of diversification in its asset structure does, however, increase the Bank's portfolio concentration risk by making the value of the portfolio more susceptible when declines in real estate values occur in its market area.

   Management's strategy has been to maintain profitability and a strong capital position by growing at a rate that does not exceed its ability to generate earnings. Although capital does not eliminate the exposure of the Bank's net interest income to fluctuation in interest rates, it does allow the Bank greater protection and flexibility when net interest income decreases as a result of increases in the cost of funds. This strategy has been accomplished by (i) maintaining a high asset quality, (ii) maintaining a higher level of interest-earning assets than interest-bearing liabilities, (iii) purchasing single family residential mortgage loans at competitive rates, either fixed or adjustable in order to maintain controlled growth, (iv) managing deposit rates and maintaining a strong deposit base by providing convenient and quality service, and (v) controlling operating expenses. Since 1984, the Bank has also sought to reduce its vulnerability to interest rate risk by purchasing ARM loans and maintaining investments with maturities generally less than five years. Management intends to continue its conservative lending policies while strengthening the Bank's position within its community.

    Consistent with management's strategy discussed above, the Bank concentrates its lending activities on purchasing, rather than originating mortgage loans. The size of the Bank, the small number of employees (five full-time and two part-time employees) and the cost of establishing an origination department have created a situation in which the purchase of mortgage loans is more economically advantageous to the Bank than the origination of such loans. Because of the lower cost to the Bank of purchasing rather than originating loans, the Bank is better able to generate earnings from its lending activities.

   In recent years, the Bank did not have sufficient high quality mortgage loans available for purchase to justify extensive investment in the mortgage market. As a result, 21.1% of the Bank's assets were invested in United States Treasury obligations and 10.4% of the Bank's assets were invested in mortgage-backed securities at September 30, 1995.

Interest Rate Sensitivity

   The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net increase income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

   The Bank has taken steps to reduce or control its gap by maintaining investments with short terms to maturity and by emphasizing loans that mature or reprice more rapidly while preserving higher yields, such as shorter term mortgage loans. In addition, management of the Bank believes that, given the high level of capital of the Bank and the excess of interest-earning assets over interest-bearing liabilities, the increased net income resulting from a mismatch in the maturity of its asset and liability portfolios provides sufficient returns during periods of declining or stable interest rates to justify the increased vulnerability to sudden and unexpected increases in interest rates. Nonetheless, the Bank closely monitors its interest rate risk as such risk relates to management's strategy.

Changes in Financial Condition Over the Three-Month Period Ended September 30, 1995

    Total assets increased $.1 million to $42.0 million at September 30, 1995 from $41.9 million at June 30,1995. Total liabilities increased $.1 million to $35.9 million at September 30, 1995 from $35.8 million at June 30, 1995. This increase was primarily due to a $.3 million increase in deposits from $34.2 million at June 30, 1995 to $34.5 million at September 30, 1995. Stockholders' equity increased $.1 million to $6.2 million or 14.6% of total assets at September 30, 1995.


Comparison of Operating Results for the Three Months Ended September 30, 1995 and September 30, 1994


    General.

    Net income for the three months ended September 30, 1995 was $62,406 as compared to $75,610 for the three months ended September 30, 1994. A decrease in net-interest income accounted for the decrease and is more fully explained below.


    Interest Income.

    Interest income increased $88,522 to $718,671 for the three months ended September 30, 1995 from $630,149 for the three months ended September 30, 1994. The increase resulted primarily from an increase in loans receivable and an increase in the average yields on United States Treasury obligations. Interest income from loans increased $26,617 or 6.4% for the three-month period ended September 30, 1995 from the same period in 1994, which was due to an increase in average loan yields. Interest income from other investments including United States Treasury obligations increased $65,236, but was more than offset by an increase in interest expense in the three months ended September 30, 1995 from the same period in 1994.

    Interest Expense.

    Interest expense for the three months ended September 30, 1995 increased $102,602 to $442,410. This increase is primarily attributable to an increase in average balance of passbook and certificate accounts to $34.5 million during the three months ended September 30, 1995 from $34.2 million during the same period in 1994, and an increase in the average cost of funds. The average cost of passbook and certificate accounts increased to 5.29% in the three-month period ended September 30, 1995 from 4.26% in the same period in 1994 as a result of general market conditions.

    Net Interest Income Before Provision for Loan Losses.

    Net interest income before provision for loan losses decreased $14,080 to $276,261 for the three months ended September 30, 1995 from $290,341 for the three months ended September 30, 1994. The decrease resulted primarily from an increase in the average cost of funds during the same period in 1994.

    Provision for Loan Losses.

    No increase in the provision for loan losses was recorded for the three-month period ended September 30, 1995 and September 30, 1994. Management determined that the loss reserves were adequate as of September 30, 1995 and September 30, 1994.

    Non-Interest Income.

    The Bank's non-interest income in the three months ended September 30, 1995 remained virtually identical over the same period in 1994.

    Non-Interest Expense.

    Non-interest expense was $195,136 in the three months ended September 30, 1995 as compared to $185,876 for the same period in 1994. The increase is attributable to an increase in the Michigan Single business tax at September 30, 1995 as compared to the period in 1994.


    Income Tax Expense.

    Income tax expense for the three months ended September 30, 1995 decreased by $9,759 as a result of a decrease in net income for the three months ended September 30, 1995 over the same period in 1994.

    Liquidity and Capital Resources

    The Bank's primary sources of funds are deposits and investments, and proceeds from principal and interest payments on loans. While maturities and scheduled amortization of loans and investments are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and most recently the restructuring of the thrift industry.

    The primary investing activity of the Bank is the purchase of mortgage loans. During the three-month period ended September 30, 1995, the Bank purchased mortgage loans in the amount of $929,000. Other investing activities include investing in mortgage-backed securities and United States Treasury obligations. During the three-month period ended September 30, 1995, this activity was funded primarily by principal repayments on loans totalling $884,000.

    The Bank has other sources of liquidity if a need for additional funds arises. Additional sources of funds include FHLB of Indianapolis advances although no such advances were outstanding at September 30, 1995. Other sources of liquidity can be found in the Bank's balance sheet, such as investments in certificates of deposit maturing within one year.

    The Bank is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum ratio is currently 5.0%. The Bank's liquidity ratio was 40.02% at September 30, 1995.

    The Bank's most liquid assets are cash and cash equivalents,   which
include investments in highly liquid short-term investments. The level of these assets are dependent on the Bank's operating, financing and investing activities during any given period. At September 30, 1995, cash and cash equivalents totalled $2,777,891.

    The Bank anticipates that it will have sufficient funds available to meet its current commitments. At September 30, 1995, the Bank had commitments to purchase residential mortgages of $194,000. Customer deposits which are scheduled to mature in one year or less at September 30, 1995 totalled $19.2 million. Management believes that a significant portion of such deposits will remain with the Bank.

    The following table, which summarizes the Bank's regulatory capital requirements versus actual capital, shows that the Bank exceeded all requirements at September 30, 1995.



                                Regulatory          Required            Excess
                                Capital             Capital            (Shortage)
                                -------             -------            ----------
                                Amount       %      Amount        %     Amount        %
                                -------      -      -------       -     ---------     -
Tangible Capital               $6,010,000   14.3    $  629,000   1.5    $5,381,000    12.8
Core Leverage Capital          $6,010,000   14.3    $1,257,000   3.0    $4,753,000    11.3
Risk-Based Capital             $6,160,000   42.4    $1,163,000   8.0    $4,997,000    34.4

    The OTS has issued a final rule adding an interest rate risk component to the present capital rules. The rule requires the OTS to measure an institution's interest rate risk as the percentage change in the market value of its portfolio resulting from a hypothetical 200 basis point shift in interest rates. The additional capital an institution would be required to maintain would be calculated as one-half of the difference between the measured risk and 2 percent multiplied by the market value of the institution's assets. Institutions with less than $300 million in assets and a risk-based capital ratio in excess of 12 percent are exempt from the OTS' regulations.

Part II    Other Information





     Item 1.    Legal Proceedings

                None.

     Item 2.    Changes in Securities

                Not applicable.

     Item 3.    Defaults upon Senior Securities

                Not applicable.

     Item 4.    Submission of Matters to a Vote of Security
                Holders

               (a)   The Bank held its annual meeting of
                     shareholders on October 26, 1995.

               (b) The following directors were elected at the meeting to serve for a three-year term: Paul E. Andrews, Esther Mason and Steven E. Zack. The term of office of the following directors continued after the meeting: Mark T. Jacobson, Stanley A. Jacobson, Jon M. Fox and James H. Hudnut.

               (c) The other matter voted upon at the meeting was the approval of auditors. The vote on this matter was as follows:
                     Affirmative votes   156,227  .
                                         ---------
                     Negative votes          682  .
                                         ---------

     Item 5.    Other Information.

                     On October 20, 1995, the Bank announced it had entered into a letter of intent to be acquired by D & N Financial Corporation, subject to definitive agreement being entered into, shareholder and regulatory approval.

     Item 6.    Exhibits and reports on Form 8-K

               (a) Exhibit II - Computation of per share earnings is attached hereto

               (b) Reports of Form 8-K - No reports on Form 8-K were filed during the three months ended September 30, 1995

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 MACOMB FEDERAL SAVINGS BANK
                                 ---------------------------
                                         Registrant


November 6, 1995                 /s/ Stanley A. Jacobson
-------------------              ---------------------------
Date                             Stanley A. Jacobson
                                 President and Principal
                                 Executive Officer


November 6, 1995                 /s/ Esther Mason
-------------------              ---------------------------
Date                             Esther Mason
                                 Executive Vice President,
                                 Principal Financial and
                                 Accounting Officer

                                EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
Exhibit 11              Computation of Earnings Per Share

Exhibit 11:


 The calculation of earnings per share for the three months ended September 30, 1994 and September 30, 1995 follows:


      September 30, 1994:

        Net earnings for the three month period ended
          September 30, 1994 applicable to common stock            $  75,610
                                                                   =========

        Average number of common shares outstanding                  175,504

        Earnings per share                                         $     .43
                                                                   =========



      September 30, 1995:

        Net earnings for the three month period ended
          September 30, 1995 applicable to common stock            $  62,406
                                                                   =========

        Average number of common shares outstanding                  179,104

        Earnings per share                                         $     .35
                                                                   =========




Common shares outstanding are reduced for unreleased shares held by the Employee Stock Ownership Plan (E.S.O.P.). As principal payments are made on the guaranteed E.S.O.P. loan, shares are released and become outstanding for earnings per share (EPS) computations. Unreleased shares amounted to 10,800 shares at September 30, 1994 and 6,586 shares at September 30, 1995.